UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018 (September 28, 2018)

Zhong Ya International Limited

(Exact name of registrant as specified in its charter)

Nevada	001-34714	26-3045445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 North Pecos, Suite 900

Henderson, NV 89074

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 472-5066

Western Lucrative Enterprises, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01 Other Events.

On September 28, 2018, upon completion of processing from the Financial Information Regulatory Association, Inc. (“FINRA”), Zhong Ya International Limited (formerly Western Lucrative Enterprises, Inc.), a Nevada corporation (the “Company”), effected a change in the Company’s name from “Western Lucrative Enterprises, Inc.” to “Zhong Ya International Limited” (the “Name Change”). On the same day, as a result of the Name Change, the Company’s CUSIP number became 98955J 107 and the trading symbol for its common stock which trades on the OTC Pink Tier of the OTC Markets Group, Inc. became ZYJT.

Simultaneously, shareholders of Western Lucrative Enterprises, Inc. (“WLUC”) would receive 1 share of Zhong Ya International Limited in exchange for 100 shares held of WLUC. There is no mandatory exchange of stock certificates. Following the Name Change and share exchange, the share certificates which reflect the Company’s prior name and the old number of shares will continue to be valid. Certificates reflecting the new corporate name will be issued in due course as old share certificates are tendered for exchange or transfer to the Company’s transfer agent, Action Stock Transfer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2018	Zhong Ya International Limited

	By:	/s/ Wenjian Liu
	Name:	Wenjian Liu
	Title:	Chief Executive Officer